UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
October 8, 2009

Genesis Group Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

DELEWARE
(State or Other Jurisdiction of Incorporation)

333-63460	65-0908171
(Commission File Number)	(IRS Employer Identification No.)

1 University Place #12-C, New York, NY	10003
(Address of Principal Executive Offices)	(Zip Code)

(732) 409-1212
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On October 8, 2009, Genesis Group Holdings, Inc. (the “Registrant”) dismissed Moore & Associates, Chartered (“Moore”) and engaged Li & Company, CPAs as its new registered independent public accountant. The decisions to appoint Li & Company and dismiss Moore were approved by the Board of Directors of the Registrant on October 8, 2009.

On August 27, 2009, the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Moore because of violations of PCAOB rules and auditing standards in auditing financial statements, PCAOB rules and quality control standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.

During the prior two fiscal years and the subsequent interim period up through the date of dismissal (October 8, 2009), there have been no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore, would have caused Moore to make reference thereto in its report on the Registrants financial statements for such years. Further, there were no reportable events as described in Item 304(a)(1) of Regulation S-K occurring within the Registrant’s two most recent fiscal years and the subsequent interim period up through the date of dismissal (September 9, 2009).

The Registrant provided Moore & Associates with a copy of the disclosures made above in response to Item 304(a) of Regulation S-K and requested that Moore & Associates furnish it with an amended letter addressed to the SEC stating whether or not it agrees with the above statements.  The Company was advised by Michael Moore that upon the advice of Counsel Moore & Associates would not provide an Exhibit 16.1 letter.

b) On October 8, 2009, the Registrant engaged Li & Company, CPAs as its registered independent public accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the Registrant has not consulted Li & Company regarding any of the matters set forth in Item 304(a)(2)of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d) Exhibits

No.	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2009	Genesis Group Holdings, Inc.

By: /s/ Darren Glick
NameDarren Glick
Title: President